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                                     FORM OF
                                     BY-LAWS

                                       of

                          KIEWIT INVESTMENT FUND, L.P.
                         A Delaware Limited Partnership

                              (Effective ___, 2005)
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                                TABLE OF CONTENTS

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ARTICLE I OFFICES......................................................             1
  Section 1.  Principal Office.........................................             1
  Section 2.  Other Offices............................................             1
ARTICLE II MEETINGS OF PARTNERS........................................             1
  Section 1.  Place of Meetings........................................             1
  Section 2.  Call of Meeting..........................................             1
  Section 3.  Notice of Partners' Meeting..............................             1
  Section 4.  Manner of Giving Notice; Affidavit of Notice.............             2
  Section 5.  Adjourned Meeting; Notice................................             2
  Section 6.  Voting...................................................             3
  Section 7.  Quorum...................................................             3
  Section 8.  Waiver of Notice by Consent of Absent Partners...........             3
  Section 9.  Proxies..................................................             3
  Section 10. Partner Action by Written Consent........................             4
  Section 11. Record Dates.............................................             4
  Section 12. Inspector of Election....................................             5
ARTICLE III NUMBER OF DIRECTORS AND COMMITTEES OF THE BOARD............             6
  Section 1.  Number of Directors......................................             6
  Section 2.  Committees of the Board..................................             6
  Section 3.  Compensation.............................................             7
  Section 4.  Meetings and Action of Committeess.......................             7
ARTICLE IV OFFICERS AND THEIR ELECTION.................................             7
  Section 1.  Officers.................................................             7
  Section 2.  Election of Officers.....................................             7
  Section 3.  Subordinate Officers.....................................             8
  Section 4.  Removal and Resignation of Officers......................             8
  Section 5.  Vacancies in Officers....................................             8
  Section 6.  Chairman of the Board ("Chairman").......................             8
  Section 7.  President................................................             8
  Section 8.  Vice Presidents..........................................             9
  Section 9.  Secretary................................................             9
  Section 10. Treasurer................................................            10
  Section 11. Salaries.................................................            10
ARTICLE V BOOKS AND RECORDS............................................            10
  Section 1.  Maintenance and Inspection of Unit Register..............            10
  Section 2.  Maintenance of By-Laws...................................            10
  Section 3.  Maintenance and Inspection of Records....................            10
  Section 4.  Inspection by Directors..................................            11
ARTICLE VI GENERAL MATTERS.............................................            11
  Section 1.  Checks, Drafts, Evidence of Indebtedness.................            11
  Section 2.  Contracts and Instruments; How Executed..................            11
  Section 3.  Endorsements, Assignments and Transfer of Securities.....            11
  Section 4.  Evidence of Authority....................................            11

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
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  Section 5.  Representation of Shares of Other Entities Held by the Partnership.  12
  Section 6.  Equitable Interest Not Recognized........................            12
  Section 7.  Transfer Agent and Registrar; Regulations................            12
  Section 8.  Fiscal Year..............................................            12
ARTICLE VII AMENDMENTS.................................................            12
ARTICLE VIII WAIVERS OF NOTICE.........................................            12


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                                   ARTICLE I

                                     OFFICES

      Section 1. Principal Office. The principal place of business and office of Kiewit Investment Fund, L.P. (the "Partnership") shall be as set forth in the Limited Partnership Agreement of the Partnership, as amended and restated from time to time (the "Partnership Agreement").


      Section 2. Other Offices. The Board of Directors of the Partnership (the "Board") may at any time establish branch or subordinate offices at any place or places where the Partnership intends to do business.

                                   ARTICLE II

                              MEETINGS OF PARTNERS

      Section 1. Place of Meetings. Meetings of Limited Partners of the Partnership shall be held at any place within or outside the State of Delaware designated by the Board. In the absence of any such designation by the Board, Limited Partners' meetings shall be held at the principal office of the Partnership. For purposes of these By-Laws, the term "Limited Partner" shall mean a Person who is admitted to the Partnership as a limited partner in accordance with the provisions of the Partnership Agreement. Unless otherwise specified in these By-Laws, capitalized terms used in these By-Laws shall have the meanings assigned to them in the Partnership Agreement.

      Section 2. Call of Meeting. A meeting of Limited Partners of the Partnership shall be called by the Secretary whenever ordered by the Board, by the Chairman of the Board, or by Limited Partners in accordance with the Partnership Agreement. If the Secretary, when so ordered or requested, refuses or neglects for more than two days to call such special meeting, the Directors, Chairman of the Board or the Limited Partners so requesting may, in the name of the Secretary, call the meeting by giving notice thereof in the manner required when notice is given by the Secretary. Meeting of Limited Partners may be called for the purpose of taking action upon matters for which Limited Partners have the right to vote under the Partnership Agreement or the Investment Company Act of 1940, as amended (the "1940 Act").

      Section 3. Notice of Partners' Meeting. All notices of meetings of Limited Partners shall be sent or otherwise given in accordance with Section 4 of this
Article II at least seven (7) business days before the date of the meeting. The notice shall specify (i) the place, date and hour of the meeting, and (ii) the general nature of the business to be transacted. The notice of any meeting at which Directors are to be elected also shall include the name of any nominee or nominees who at the time of the notice are intended to be presented for election. Except with respect to adjournments as provided
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herein, no business shall be transacted at such meeting other than that specified in the notice.

      Section 4. Manner of Giving Notice; Affidavit of Notice. Notice of any meeting of Limited Partners shall be given either personally or by first-class mail, courier, telegraphic, facsimile or electronic mail, or other written communication, charges prepaid, addressed to the Limited Partner at the address of that Limited Partner appearing on the books of the Partnership or its transfer agent or given by the Limited Partner to the Partnership for the purpose of notice. If no such address appears on the Partnership's books or is given, notice shall be deemed to have been given if sent to that Limited Partner by first-class mail, courier, telegraphic, facsimile or electronic mail, or other written communication to the Partnership's principal office. Notice shall be deemed to have been given at the time when delivered personally, deposited in the mail or with a courier, or sent by telegram, facsimile, electronic mail or other means of written communication.

      If any notice addressed to a Limited Partner at the address of that Limited Partner appearing on the books of the Partnership is returned to the Partnership marked to indicate that the notice to the Limited Partner cannot be delivered at that address, all future notices or reports shall be deemed to have been duly given without further mailing, or substantial equivalent thereof, if such notices shall be available to the Limited Partner on written demand of the Limited Partner at the principal office of the Partnership for a period of one year from the date of the giving of the notice.

      An affidavit of the mailing or other means of giving any notice of any Limited Partners' meeting shall be executed by the Secretary, Assistant Secretary or any transfer agent of the Partnership giving the notice and shall be filed and maintained in the records of the Partnership. Such affidavit shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

      Section 5. Adjourned Meeting; Notice. Any Limited Partners' meeting, whether or not a quorum is present, may be adjourned from time to time (and at any time during the course of the meeting) by a majority of the votes cast by those Limited Partners present in person or by proxy, or by the chairman of the meeting. Any adjournment may be with respect to one or more proposals, but not necessarily all proposals, to be voted or acted upon at such meeting and any adjournment will not delay or otherwise affect the effectiveness and validity of a vote or other action taken at an Limited Partners' meeting prior to adjournment.

      When any Limited Partners' meeting is adjourned to another time or place, notice need not be given of the adjourned meeting at which the adjournment is taken, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than one hundred eighty (180) days from the record date set for the original Limited Partners' meeting, in which case the Board shall set a new record date. If notice of any such adjourned meeting is required pursuant to the preceding sentence, it shall be given to each Limited Partner of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 3 and 4 of this Article II. At any adjourned


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meeting, the Partnership may transact any business that might have been transacted at the original meeting.

      Section 6. Voting. The Limited Partners entitled to vote at any meeting of Limited Partners shall be determined in accordance with the provisions of the Partnership Agreement or these By-laws, as in effect at such time. The Limited Partners' vote may be by voice vote or by ballot; provided, however, that any election of Directors must be by ballot if demanded by any Limited Partner before the voting has begun. On any matter other than elections of Directors, any Limited Partner may vote part of the Limited Partners' Units in favor of the proposal and refrain from voting the remaining Units or vote them against the proposal, but if the Limited Partner fails to specify the number of Units which the Limited Partner is voting affirmatively, it will be conclusively presumed that the Limited Partner's approving vote is with respect to the total Units that the Limited Partner is entitled to vote on such proposal.

      Abstentions and broker non-votes will be included for purposes of determining whether a quorum is present at a Limited Partners' meeting. Abstentions and broker non-votes will be treated as votes present at an Limited Partners' meeting, but will not be treated as votes cast.

      Section 7. Quorum. Unless otherwise required by applicable law, the quorum requirement with respect to any meeting shall be as set forth in the Partnership Agreement.

      Section 8. Waiver of Notice by Consent of Absent Partners. The transactions of a meeting of Limited Partners, however called and noticed and wherever held, shall be valid as though transacted at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy. Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting with respect to that person, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that such attendance is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting. Whenever notice of a meeting is required to be given to a Limited Partner under the Partnership Agreement or these By-Laws, a written waiver thereof, executed before or after the meeting by such Limited Partner or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

      Section 9. Proxies. Every Limited Partner entitled to vote for Directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the Limited Partner and filed with and verified by the Secretary of the Partnership or the inspector of election; provided that an alternative to the execution of a written proxy may be permitted as provided in the second paragraph of this Section 9. Every proxy shall be dated, but need not be witnessed or acknowledged. A proxy shall be deemed signed if the Limited Partner's name is placed on the proxy (whether by manual signature, typewriting, telegraphic


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transmission or otherwise) by the Limited Partner or the Limited Partner's attorney-in-fact. A validly executed proxy that does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the Limited Partner executing it by a written notice delivered to the Partnership prior to the exercise of the proxy or by the Limited Partner's execution of a subsequent proxy or attendance and vote in person at the meeting; or (ii) written notice of the death or incapacity of the Limited Partner is received by the Partnership before the proxy's vote is counted; provided, however, that no proxy shall be valid after the expiration of six (6) months from the date of the proxy unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the General Corporation Law of the State of Delaware.

      With respect to any Limited Partners' meeting, the Board may act to permit the Partnership to accept proxies by any electronic, telephonic, computerized, telecommunications or other reasonable alternative to the execution of a written instrument authorizing the proxy to act, provided the Limited Partner's authorization is received within six (6) months before the meeting. A proxy with respect to Units held in the name of two or more persons shall be valid if executed by any co-owner or co-fiduciary, unless at or prior to exercise of the proxy, the Secretary of the Partnership receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Limited Partner shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest with the challenger. Unless otherwise specifically limited by their terms, all proxies shall entitle the holders thereof to vote at any adjournment of the Limited Partners' meeting but shall not be valid after the final adjournment of such meeting.

      Section 10. Partner Action by Written Consent. Any consents by Limited Partners in lieu of a meeting shall be filed with the Secretary of the Partnership and shall be maintained in the Partnership's records. Any Limited Partner giving a written consent, the Limited Partner's proxy holders, a personal representative of the Limited Partner or its respective proxy holder may revoke the consent by a writing received by the Secretary of the Partnership before written consents of the number of Units required to authorize the proposed action have been filed with the Secretary.

      If the consents of all Limited Partners entitled to vote have not been solicited in writing, and if the written consent of all such Limited Partners shall not have been received, the Secretary shall give prompt notice of the action taken without a meeting to such Limited Partners. This notice shall be given in the manner specified in these By-Laws.

      Section 11. Record Dates. For purposes of determining the Limited Partners entitled to notice of any meeting, to vote at any meeting, or to give consent to action without a meeting, the Board may fix in advance a record date that shall not be more than one hundred eighty (180) days nor less than seven (7) days before the date of any such meeting.

      If the Board does not so fix a record date:


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            (a) The record date for determining Limited Partners entitled to notice of or to vote at a meeting of Limited Partners shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day which is five
(5) business days next preceding to the day on which the meeting is held.

            (b) The record date for determining Limited Partners entitled to give consent to action in writing without a meeting, (i) when no prior action by the Board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the Board has been taken, shall be at the close of business on the day on which the Board adopts the resolution taking such prior action or the seventy-fifth (75th) day before the date of such other action, whichever is later.

            (c) For the purpose of determining the Limited Partners who are entitled to receive payment of any dividend or of any other distribution, the Board may, from time to time, fix a date, which shall be before the date for the payment of such dividend or such other distribution, as the record date for determining the Limited Partners having the right to receive such dividend or distribution.

      Section 12. Inspector of Election. Before any meeting of Limited Partners, the Board may appoint any person other than nominees for office to act as inspector of election at the meeting or its adjournment. If no inspector of election is so appointed, the chairperson of the meeting may, and on the request of any Limited Partner or an Limited Partner's proxy shall, appoint an inspector of election at the meeting. If any person appointed as inspector fails to appear or fails or refuses to act, the chairperson of the meeting may, and on the request of any Limited Partner or an Limited Partner's proxy shall, appoint a person to fill the vacancy.

      The inspector shall make, at least two days before such meeting of Limited Partners, a complete record of the Limited Partners entitled to vote at each meeting of Limited Partners or any adjournment thereof, with the address of each. The record, for a period of two days prior to such meeting, shall be kept on file at the principal offices of the Partnership, and shall be subject to inspection by any Limited Partner for any proper purpose germane to the meeting at any time during usual business hours; provided, however, that such Limited Partner shall have made a demand to view such records not less than 5 business days after receipt of notice of such meeting, properly delivered to the Partnership and setting forth in reasonable detail the purpose for which such Limited Partner desires to view such information. The original Partnership records shall be the prima facie evidence as to who are the Limited Partners entitled to examine the record or transfer books or to vote at any meeting of Limited Partners.

      At any Limited Partners' meeting the inspector shall:

            (a) determine the number of Units outstanding and the voting power of each, the Units represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;


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            (b) receive votes, ballots or consents;

            (c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

            (d) count and tabulate all votes or consents;

            (e) determine when the polls shall close;

            (f) determine the result of voting or consents; and

            (g) do any other acts that may be proper to conduct the election or vote with fairness to all Limited Partners.

                                  ARTICLE III

                 NUMBER OF DIRECTORS AND COMMITTEES OF THE BOARD

      Section 1. Number of Directors. The number of Directors of the Partnership which shall constitute the whole Board shall be such number, not less than four
(4) nor more than nine (9), as the Board may from time to time fix by resolution.

      Section 2. Committees of the Board. The Board may, by resolution adopted by a majority of the Directors, designate one or more committees, each consisting of one or more Directors, to serve at the pleasure of the Board. The Board may designate one or more Directors as alternate members of any committee who may replace any absent member at any meeting of the committee. Any committee, to the extent provided in the resolution of the Board, shall have the authority of the Board, except with respect to:

            (a) the approval of any action that under the Partnership Agreement or applicable law also requires Limited Partners' approval or requires approval by a majority of the entire Board or certain members of the Board;

            (b) the filling of vacancies on the Board or in any committee;

            (c) the fixing of compensation of the Directors for serving on the Board or on any committee;

            (d) the amendment or repeal of the Partnership Agreement or of these By-Laws or the adoption of a new Partnership Agreement or new By-Laws;

            (e) the amendment or repeal of any resolution of the Board which, by its express terms, is not so amendable or repealable; or

            (f) the appointment of any other committees of the Board or the members of these committees.


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      Section 3. Compensation. The members of any duly appointed committee shall receive such compensation and/or fees as from time to time may be fixed by the Directors.

      Section 4. Meetings and Action of Committeess. Meetings and action of any committee shall be governed by and held and taken in accordance with the provisions of Article III of these By-Laws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Board and its members, except that the time of regular meetings of any committee may be determined either by the Board or by the committee. Special meetings of any committee may also be called by resolution of the Board, and notice of special meetings of any committee shall also be given to all alternate members who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these By-Laws. Any action required or permitted to be taken at any meeting of the Directors or any duly appointed committee may be taken without a meeting if consents in writing setting forth such action are signed by all members of the Board or such committee and such consents are filed with the records of the Partnership. In the event of the death, removal, resignation or incapacity of any Board or committee member prior to that Director signing such consent, the remaining Board or committee members may re-constitute themselves as the entire Board or committee until such time as the vacancy is filled in order to fulfill the requirement that such consents be signed by all members of the Board or committee.

                                   ARTICLE IV

                           OFFICERS AND THEIR ELECTION

      Section 1. Officers. The officers of the Partnership shall be a President (who shall be the Chief Executive Officer), a Secretary, a Chief Compliance Officer and a Treasurer (who shall be the Chief Financial Officer). The Partnership may also have, at the discretion of the Board, a Chairman of the Board (who must be a Director), one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers or agents as may be appointed in accordance with the provisions of Section 3 of this Article V. Any number of offices may be held by the same person, except the offices of President and Vice President may not be held by the same person concurrently. It shall not be necessary for any Director or any officer of the Partnership to be a holder of Units.

      Section 2. Election of Officers. The officers of the Partnership shall be elected annually by the Board. Each officer shall hold office for one year and until the election and qualification of his successor, or until earlier resignation or removal. The Chairman of the Board, if there is one, shall be elected annually by and from the Directors, and shall serve until a successor is so elected and qualified, or until earlier resignation or removal.


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      Section 3. Subordinate Officers. A Vice President, the Secretary or the
Treasurer may appoint an Assistant Vice President, an Assistant Secretary or an Assistant Treasurer, respectively, to serve until the next election of officers.

      Section 4. Removal and Resignation of Officers. Officer elected by the Board or whose appointment has been ratified by the Board may be removed with or without cause at any time by a majority vote of all Directors. Any other employee of the Partnership may be removed or dismissed at any time by the President.

      Any officer may resign, at any time, by filing a written resignation with the Board, the Chairman of the Board (if there is one), with the President, or with the Secretary. Any such resignation shall take effect at the date of the receipt of that notice or at any later time specified in such notice. Unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Partnership under any contract to which the officer is a party.

      Section 5. Vacancies in Officers. Any vacancy in any of the offices, whether by resignation, removal or otherwise, may be filled for the unexpired portion of the term by the President. A vacancy in the office of Assistant Vice President may be filled by a Vice President; in the office of Assistant Secretary by the Secretary; or in the office of Assistant Treasurer by the Treasurer. Any appointment to fill any vacancy shall serve subject to ratification by the Board at its next regular meeting.

      Section 6. Chairman of the Board ("Chairman"). The Chairman, if there is a Chairman, shall preside at the meetings of Limited Partners and of the Board, and he shall exercise and perform such other powers and duties as may be from time to time assigned to the Chairman by the Board or prescribed by these By-Laws. He shall have general supervision over the business of the Partnership and policies of the Partnership. He shall employ and define the duties of all employees of the Partnership, shall have power to discharge any such employees, shall exercise general supervision over the affairs of the Partnership and shall perform such other duties as may be assigned to him from time to time by the Directors. The Chairman shall appoint a Director or officer to preside at such meetings in the Chairman's absence. In the absence, resignation, disability or death of the President, the Chairman shall exercise all the powers and perform all the duties of the President until his or her return, such disability shall be removed or a new President shall have been elected.

      Section 7. President. Subject to such supervisory powers, if any, as may be given by the Board to the Chairman, the President shall be the Chief Executive Officer of the Partnership and shall, subject to the control of the Board, have general supervision, direction and control of the business and the officers of the Partnership. He shall counsel and advise the Chairman and shall perform such other duties as may be assigned to him, from time to time, by the Board or the Chairman. In the absence of the Chairman, he shall preside at all meetings of Limited Partners and at all meetings of the Board. He shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may


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be prescribed by the Board or these By-Laws, including: the power to appoint one or more Assistant Secretaries or other junior officers, subject to ratification of such appointments by the Board; the power to sign, in the name of and on behalf of the Partnership, powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities or other property owned by the Partnership; in the name of and on behalf of the Partnership, to take all such action as the President may deem advisable in entering into agreements to purchase securities or other property in the ordinary course of business; and to sign representation letters in the course of buying securities or other property.

      Section 8. Vice Presidents. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board, or if not ranked, a Vice President designated by the Board, shall perform all the duties of the President and when so acting shall have all powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as, from time to time, may be prescribed for them respectively by the Board, the Chairman, the President, or these By-Laws. Each Vice President shall be authorized to sign documents on behalf of the Partnership. The Vice President shall have the power to sign, in the name of and on behalf of the Partnership, powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities or other property owned by the Partnership, and may, in the name of and on behalf of the Partnership, take all such action as the Vice President may deem advisable in entering into agreements to purchase securities or other property in the ordinary course of business, and to sign representation letters in the course of buying securities or other property.

      Section 9. Secretary. The Secretary shall keep, or cause to be kept at the principal office of the Partnership, or such other place as the Board may direct, a book of minutes of all meetings and actions of the Board, any committees of the Board and all meetings of Limited Partners, with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at the Directors' meetings or committee meetings, the number of Units present or represented at Limited Partners' meetings, and the proceedings.

      The Secretary shall be the custodian of the records of the Partnership. The Secretary shall cause to be kept at the principal office of the Partnership or at the office of the Partnership's transfer agent or registrar, as determined by resolution of the Board, a Unit register or a duplicate Unit register showing the names of all Limited Partners in each Series and class thereof and their addresses, and the number of Units held by each, and the Secretary shall make all proper changes in such register, retaining and filing the Secretary's authority for such entries.

      The Secretary shall give or cause to be given notice of all meetings of Limited Partners and of the Board required by these By-Laws or by applicable law to be given; shall see that the books, reports, statements, and all other documents and records required by law are properly kept and filed; and in general shall have such other powers and shall perform all duties incident to the office of secretary and such other duties as


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may, from time to time, be prescribed by the Board, the Chairman, the President, or by these By-Laws. The Secretary, and any Assistant Secretary appointed by the Secretary pursuant to these By-Laws, shall be authorized to sign documents on behalf of the Partnership.

      Section 10. Treasurer. The Treasurer shall be the principal financial and accounting officer of the Partnership and shall keep and maintain or cause to be kept and maintained adequate and correct financial books and records of accounts of the properties and business transactions of the Partnership, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and Units.

      The Treasurer shall deposit all monies and securities in the name and to the credit of the Partnership with such depositories as may be designated by the Board. He shall disburse the funds of the Partnership as may be ordered by the Board, shall render to the President and Directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the Partnership and shall have other powers and perform such other duties as may be prescribed by the Board, the Chairman, the President, or these By-Laws. The Treasurer shall be authorized to sign documents on behalf of the Partnership.

      Section 11. Salaries. The salaries of the officers shall be fixed from time to time by the Board. No officer shall be prevented from receiving such salary by reason of the fact that the officer is also a Director.

                                   ARTICLE V

                                BOOKS AND RECORDS

      Section 1. Maintenance and Inspection of Unit Register. The Partnership shall keep, at its principal office or at the office of its transfer agent or registrar, or at such office or agency of the Partnership as may, from time to time, be determined by the Secretary of the Partnership, a record of its Limited Partners, providing the names and addresses of all Limited Partners and the number of Units of each Series each Limited Partner.

      Section 2. Maintenance of By-Laws. The Partnership shall keep, at its principal office, the original or a copy of these By-Laws, as amended from time to time.

      Section 3. Maintenance and Inspection of Records. The accounting books and records and minutes of proceedings of the Limited Partners and the Board and any committee or committees of the Board shall be kept at such place or places designated by the Board or, in the absence of such designation, at the principal office of the Partnership. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The Board shall, from time to time, determine whether and to what extent, and at what times and places, and under what conditions and regulations,


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the accounts and books of the Partnership maintained on behalf of each Series or any of them shall be open to the inspection of the Limited Partners of any Series; and no Limited Partner shall have any right of inspecting any account or book or document of the Partnership except that, to the extent such account or book or document relates to the Series in which it is an Limited Partner or the Partnership generally, such Limited Partner shall have such right of inspection as conferred by laws or authorized by the Board or by resolution of the Board.

      Section 4. Inspection by Directors. Every Director shall have the absolute right, at any reasonable time, to inspect all books, records, and documents of every kind and the physical properties of the Partnership. This inspection by a Director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

                                   ARTICLE VI

                                 GENERAL MATTERS

      Section 1. Checks, Drafts, Evidence of Indebtedness. All checks, drafts, or other orders for the payment of money, notes and other evidences of indebtedness issued in the name of or payable to the Partnership shall be signed or endorsed by such officers, employees or agents, as shall from time to time be designated by the Board, or as may be specified in or pursuant to the agreement between the Partnership, on behalf of any Series, and the custodian appointed pursuant to the provisions of the Partnership Agreement.

      Section 2. Contracts and Instruments; How Executed. The Board, except as otherwise provided in these By-Laws, may authorize any officer or officers or agent or agents of the Partnership, to enter into any agreement or execute and deliver any instrument in the name of the Partnership on behalf of any Series, and such authority may be general or confined to specific instances; and, unless so authorized by the Board or by the Partnership Agreement or these By-Laws, no officer, agent, or employee shall have any power or authority to bind the Partnership by any agreement, contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or for any amount.

      Section 3. Endorsements, Assignments and Transfer of Securities. All endorsements, assignments, stock powers, other instruments of transfer or directions for the transfer of portfolio securities or other property, whether or not registered in nominee form, shall be made by such officers, employees, or agents as may be authorized by the Board.

      Section 4. Evidence of Authority. Anyone dealing with the Partnership shall be fully justified in relying on a copy of a resolution of the Board or of any committee thereof empowered to act in the premises which is certified as true by the Secretary or an Assistant Secretary of the Partnership.


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      Section 5. Representation of Shares of Other Entities Held by the
Partnership. The Chairman, the President or any Vice President or any other person authorized by resolution of the Board or by any of the foregoing designated officers, is authorized to vote or represent, on behalf of the Partnership, any and all shares of any corporation, partnership, trust, or other entity, foreign or domestic, standing in the name of the Partnership. The authority granted may be exercised in person or by a proxy duly executed by such designated person.

      Section 6. Equitable Interest Not Recognized. The Partnership shall be entitled to treat a Limited Partner of record of any Units as the absolute owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such Units on the part of any other person, whether or not the Partnership shall have express or other notice thereof, except as may be otherwise expressly provided by law.

      Section 7. Transfer Agent and Registrar; Regulations. The Board shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issuance, transfer and registration of Units and may appoint a transfer agent and/or registrar of Units.

      Section 8. Fiscal Year. The fiscal year of the Partnership and each Series shall be as designated from time to time by the Board. The fiscal year of the Partnership and each Series may be refixed or changed, from time to time, by resolution of the Board.

                                  ARTICLE VII

                                   AMENDMENTS

      These By-Laws may be restated and/or amended at any time, without the approval of the Limited Partners, by a majority vote of the then Board. These By-Laws, as amended and restated from time to time, shall constitute a part of the Partnership Agreement.

                                  ARTICLE VIII

                                WAIVERS OF NOTICE

      Whenever any notice whatever is required to be given under the provisions of any statute of the State of Delaware, or under the provisions of the Partnership Agreement or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, or presence at a meeting to which such person was entitled notice of, shall be deemed equivalent thereto. A notice shall be deemed to have been given if telegraphed, cabled, or sent by wireless when it has been delivered to a representative of any telegraph, cable or wireless company with instructions that it be telegraphed, cabled, or sent by wireless. Any notice shall be deemed to be given if mailed at the time when the same shall be deposited in the mail.


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